===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           ALPHA TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                         ALPHA TECHNOLOGIES GROUP, INC.

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 2001

TO THE STOCKHOLDERS OF ALPHA TECHNOLOGIES GROUP, INC.:

   The 2001 Annual Meeting of the Stockholders (the "Annual Meeting") of ALPHA TECHNOLOGIES GROUP, INC., a Delaware corporation (the "Company"), will be held at 10:00 a.m. on Thursday, May 17, 2001, at 750 Lexington Avenue, 27th Floor, New York, NY 10022 for the following purposes:

     1. To elect six directors to the Board of Directors who will each serve for a term of one year and until their successors have been elected and qualified.

     2. To approve amendments to the Company's 1994 Stock Option Plan.

     3. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

   Only stockholders of record at the close of business on March 28, 2001, are entitled to notice of and to vote at the Annual Meeting.

   WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED THEREFOR. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

   IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                                          By Order of the Board of Directors,

                                          /s/ Lawrence Butler
                                          Lawrence Butler,
                                          Chairman and Chief Executive Officer

April 10, 2001

                         ALPHA TECHNOLOGIES GROUP, INC.
                     11990 San Vicente Boulevard, Suite 350
                             Los Angeles, CA 90049

                               ----------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

   The 2001 Annual Meeting of Stockholders (the "Annual Meeting") of ALPHA TECHNOLOGIES GROUP, INC., a Delaware corporation (the "Company" or "Alpha"), will be held at 10:00 a.m. on Thursday, May 17, 2001, at 750 Lexington Avenue, 27th Floor, New York, NY 10022. The enclosed proxy is solicited on behalf of the Board of Directors of the Company in connection with the Annual Meeting and any adjournments or postponements thereof. This Proxy Statement and the enclosed proxy (the "Proxy Materials") are first being mailed to stockholders of the Company on or about April 19, 2001.

Voting, Proxies and Revocation of Proxies

   Shares represented at the Annual Meeting by an executed and unrevoked proxy in the form enclosed will be voted in accordance with the instructions contained therein. If no instructions are given on an executed and returned proxy, the proxy holders intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the stockholders as set forth herein, and in accordance with their best judgment on any other matter which may properly come before the meeting. The Annual Meeting has been called to elect six directors and to approve amendments to the Company's 1994 Stock Option Plan. Management knows of no other business that is currently contemplated to be conducted at the Annual Meeting. Any proxy given by a stockholder may be revoked by such stockholder at any time prior to its exercise by filing a written instrument revoking the proxy with the Secretary of the Company; filing a duly executed proxy bearing a later date with the Secretary of the Company; or attending the Meeting and voting in person. However, mere attendance at the Meeting will not, in and of itself, revoke a proxy.

   The cost for the solicitation of proxies is being borne by the Company. Such solicitation is being made by mail and, in addition, may be made by directors, officers and regular employees of the Company, either in person or by telephone, without additional compensation for such services. MacKenzie Partners, Inc. will assist the Company in the mailing of Proxy Materials and the solicitation of proxies, for which it will be paid $7,500 plus expenses. The Proxy Materials will also be distributed to brokerage houses, fiduciaries, custodians and other like parties for distribution to the beneficial owners of common stock of the Company and the Company will reimburse such parties for their out-of-pocket expenses relating thereto.

Shares Entitled to Vote

   The Company's only outstanding class of voting securities is its common stock, $.03 par value (the "Common Stock"). Each share of Common Stock entitles the holder thereof to one vote on matters to be acted upon at the Annual Meeting.

   Only stockholders of record at the close of business on March 28, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 7,078,435 shares of Common Stock issued and outstanding.

   The stock ledger of the Company (arranged alphabetically, showing the address of each stockholder of record entitled to vote at the meeting and the number of shares registered in the stockholder's name) will be available for inspection at the offices of the Company at 11990 San Vicente Boulevard, Suite 350, Los Angeles, CA 90049 by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours from May 7, 2001 until the Annual Meeting date.

   A stockholder who is a beneficial owner, but not a registered owner, as of the Record Date, cannot vote his or her shares except by (i) the stockholder's broker, bank or nominee in whose name the shares are registered executing and delivering a proxy on his or her behalf or (ii) the stockholder attending the Annual Meeting with a proxy or other authorization to vote from the registered owner and voting.

   The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock authorized to vote will constitute a quorum for the transaction of business at the Annual Meeting.

   Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

   Other Item. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote will be required for approval of amendments to the Company's 1994 Stock Option Plan. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

   If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining if there is a quorum.

ITEM 1. ELECTION OF DIRECTORS

   It is intended that the accompanying proxy, unless marked to the contrary, will be voted in favor of the election of Marshall D. Butler, Lawrence Butler, Donald K. Grierson, Frederic A. Heim, Richard E. Gormley and Robert C. Streiter as directors of the Company for a term of one year, and until their successors are duly elected and qualified or until their earlier death, resignation or removal.

   In the event any of the nominees should become unable or refuse to accept nomination or reelection to serve as a director, the persons named as proxies in the enclosed form of proxy may vote for the election of such person or persons as the Board of Directors of the Company may recommend in the place of such nominee or nominees. All nominees have consented to be named and have indicated their intent to serve if elected. Management knows of no reason why any of these nominees might be unable or refuse to accept nomination or election.

   Each of the nominees, except Mr. Gormley, is a current member of the Board of Directors who hold office until their successors are duly elected and qualified. Set forth below is certain information with respect to all Nominees.

Name                         Age     Principal Occupation for Past Five Years
----                         ---     ----------------------------------------
Lawrence Butler.............  38 Mr. L. Butler has been Chairman and Chief
                                  Executive Officer since May 1999. He was
                                  President and Chief Executive Officer of Alpha
                                  from April 19, 1995 until May 1999. He was an
                                  executive vice president of Alpha from
                                  September 1994 until April 1995. He has been
                                  director, president and sole shareholder of
                                  Camelia Group, Inc., the general partner of
                                  Dot.Com Partners, L.P., f/k/a Steel Partners,
                                  L.P. (private investment partnership), a
                                  Delaware limited partnership ("Dot.Com"), since
                                  1990. Lawrence Butler is Marshall Butler's son.
                                  Member of the Executive Committee. He has been
                                  a director of the Company since September 1994.

Name                        Age     Principal Occupation for Past Five Years
----                        ---     ----------------------------------------
Marshall D. Butler.........  74 Mr. M. Butler was Chairman of the Board of Alpha
                                 from April 26, 1993 until May 1999. From
                                 September 22, 1994 through April 19, 1995, Mr.
                                 M. Butler served as Chief Executive Officer of
                                 Alpha. Mr. M. Butler is currently Chairman of
                                 First Israel Mezzanine Fund, which focuses on
                                 buyouts of Israeli companies, and is a general
                                 partner of Israel Infinity Venture Capital, a
                                 venture capital fund that invests in Israeli
                                 companies. He was a director of AVX
                                 Corporation, a manufacturer of ceramic
                                 capacitors from 1973 to 1999, and was Chief
                                 Executive Officer of AVX Corporation from
                                 December 1973 until 1993. Mr. M. Butler was a
                                 director of Mass Mutual Corporate Investors
                                 from 1994 through 1995, and Mass Mutual
                                 Participation Investors from 1989 through 2000.
                                 Mr. M. Butler is the father of Lawrence Butler.
                                 Member of the Executive, Stock Option and
                                 Compensation Committees. He has been a director
                                 of the Company since April 1993.

Richard E. Gormley.........  40 Mr. Gormley has been, since April 2000, a
                                 Managing Director of Private Equity Finance for
                                 SG Cowen Securities Corporation. From April
                                 1999 until April 2000, Mr. Gormley was Chief
                                 Executive Officer of SKYHIGH Records, Inc., a
                                 privately held music production company, and
                                 also acted as a consultant to technology
                                 companies. From September 1996 until April
                                 1999, Mr. Gormley was a Managing Director and
                                 Global Head of Debt and Equity Private
                                 Placements, 144A Offerings and High Yield
                                 Originations for Rabobank International. For
                                 more than five years prior thereto, he was
                                 Director of Nesbitt Burns Securities, Inc.

Donald K. Grierson.........  66 Mr. Grierson served as Vice-Chairman of the
                                 Board of Alpha from April 1993 through April
                                 1995. From December 7, 1988 until April 26,
                                 1993, Mr. Grierson served as Chairman of the
                                 Board of Alpha. For more than the past five
                                 years, Mr. Grierson has served as President and
                                 Chief Executive Officer of ABB Vetco Gray Inc.,
                                 which designs, manufactures, sells and services
                                 highly engineered exploration and production
                                 equipment used by the worldwide oil and gas
                                 industry, primarily for offshore applications.
                                 Mr. Grierson currently serves as a director of
                                 Parametric Technology Inc., a developer and
                                 marketer of software products for the
                                 automation of the mechanical design process.
                                 Member of the Stock Option, Compensation and
                                 Audit Committees. He has been a director of the
                                 Company since February 1988.

Frederic A. Heim...........  74 Mr. Heim, a private investor, served as a director of Encino Savings and Loan, Van Nuys,
                                 California, from 1991 through 1994. He was a
                                 co-founder and, from 1981 to 1990, a director
                                 and Executive Vice President of Computer
                                 Memories Incorporated, which manufactured
                                 computer disk drives. Member of Audit and
                                 Compensation Committees. He has been a director
                                 of the Company since April 1993.

Name                         Age     Principal Occupation for Past Five Years
----                         ---     ----------------------------------------
Robert C. Streiter..........  40 Mr. Streiter has been President and Chief
                                  Operating Officer of the Company since May
                                  1999. He was president of Uni-Star Industries,
                                  Inc. ("Uni-Star"), a subsidiary of the Company,
                                  until its sale in July, 2000, and has been
                                  President of Wakefield Engineering, Inc., a
                                  subsidiary of the Company, since September 21,
                                  1998. From June 1988 to November 1997, Mr.
                                  Streiter was employed at AVX Filters Corp. in
                                  the positions of Controller, Operations Manager
                                  and Plant Manager; and was previously employed
                                  at Johanson Dielectrics, Inc. from November
                                  1997 until he left to join Uni-Star. He has
                                  been a director of the Company since May 1999.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                 VOTE FOR THE ELECTION OF THE SIX NOMINEES FOR
                    DIRECTOR NAMED IN THIS PROXY STATEMENT.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth as of March 15, 2001, the number and percentage of outstanding shares of Common Stock of the Company owned beneficially, within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), by (i) each stockholder known by the Company to own more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director of the Company; (iii) each named executive officer; and (iv) all directors and executive officers, as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power.

                                             Amount and Nature of     Percent
 Name and Address of Beneficial Owners(1)   Beneficial Ownership(2) of Class(2)
 ----------------------------------------   ----------------------- -----------
 Marshall D. Butler(3)(4).................           927,825           13.0%
 Lawrence Butler(5).......................         1,499,393           20.3%
 Richard E. Gormley.......................                --              *
 Donald K. Grierson(6)....................           238,000            3.4%
 Frederic A. Heim(3)(7)...................            60,200              *
 Dr. Kenneth W. Rind(8)...................            49,399              *
 Dot.Com Partners, L.P.(9)................           695,038            9.8%
 Robert C. Streiter(10)...................           130,340            1.8%
 Steve E. Chupik(11)......................            69,003              *
 Johnny Blanchard(12).....................            33,530              *
 Dimensional Fund Advisors Inc............           389,700            5.5%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401(13)
 All Directors and Executive Officers as a
  Group (8 Persons)(14)...................         3,007,690           39.2%

--------
  * Constitutes less than 1%
 (1) Unless otherwise indicated, the address of each beneficial owner is c/o Alpha Technologies Group, Inc., 11990 San Vicente Boulevard, Suite 350, Los Angeles CA 90049.
 (2) Includes shares deemed to be beneficially owned by such persons or entities pursuant to Rule 13d-3 promulgated under the Exchange Act because they have the right to acquire such shares within 60 days upon the exercise of options or similar rights or because such persons or entities have or share investment or voting power.
 (3) Does not include shares owned by Dot.Com of which Mr. M. Butler and Mr. Heim are each limited partners. Messrs. Butler and Heim disclaim beneficial ownership of such shares.
 (4) Includes 41,666 shares which Mr. M. Butler has the right to acquire upon the exercise of stock options within 60 days, and 235,084 shares owned by a trust of which Mr. M. Butler is a trustee.
 (5) Includes 695,038 shares owned by Dot.Com, 222,654 shares owned by trusts of which Mr. L. Butler is trustee, 303,335 shares which Mr. L. Butler has the right to acquire upon the exercise of stock options within 60 days and 16,514 shares held for Mr. L. Butler's account in the Company's 401(k) Plan.
 (6) Includes 30,000 shares which Mr. Grierson has the right to acquire upon the exercise of stock options within 60 days.
 (7) Includes 55,000 shares that Mr. Heim has the right to acquire upon exercise of stock options within 60 days.
 (8) Includes 30,000 shares which Mr. Rind has the right to acquire upon the exercise of stock options within 60 days.
 (9) Shares owned by Dot.Com are also included in the number of shares reported as beneficially owned by Mr. L. Butler, the president and sole shareholder of the general partner of Dot.Com.
(10) Includes 88,334 shares that Mr. Streiter has the right to acquire upon exercise of stock options within 60 days, 14,900 shares owned by Mr. Streiter's spouse as to which Mr. Streiter disclaims beneficial ownership and 2,906 shares held for Mr. Streiter's account in the Company's 401(k) Plan.
(11) Includes 43,934 shares that Mr. Chupik has the right to acquire within 60 days and 13,236 shares held for Mr. Chupik's account in the Company's 401(k) Plan.
(12) Includes 5,000 shares that Mr. Blanchard has the right to acquire upon exercise of stock options within 60 days and 9,374 shares held for Mr. Blanchard's account in the Company's 401(k) Plan.
(13) Dimensional Fund Advisors Inc. ownership as of December 31, 2000.
(14) Includes 597,269 shares which individuals in the group have the right to acquire upon the exercise of stock options which are exercisable within 60 days, 42,030 shares held for the accounts of the individuals in the group in the Company's 401(k) Plan, 695,038 shares held by Dot.Com, 222,654 shares owned by trusts of which Mr. L. Butler is trustee, and 235,084 shares owned by a trust of which Mr. M. Butler is a trustee.

                       EXECUTIVE OFFICERS OF THE COMPANY

   The current executive officers of the Company are as follows:

Name                        Age                     Position
----                        ---                     --------
Lawrence Butler............  38 Chairman and Chief Executive Officer
Robert C. Streiter.........  40 President and Chief Operating Officer
Steve E. Chupik............  57 Vice President Administration
Johnny J. Blanchard........  42 Secretary, Treasurer and Chief Financial Officer

   Each officer of the Company holds office until his successor shall be duly elected and qualified or until his earlier death, resignation or removal.

   For information concerning Messrs. L. Butler and Streiter see above.

   Mr. Chupik has been Vice President Administration of the Company since August 1993; from May 1988, he was Vice President Human Resources of the Company.

   Mr. Blanchard has been Chief Financial Officer of the Company since September 1994; from December 1989, he was Controller of the Company; and from October 1988, he was General Accounting Manager of the Company.

                             EXECUTIVE COMPENSATION

   The following table sets forth the compensation paid or accrued for services rendered in all capacities on behalf of the Company during the last three fiscal years to the Company's "Named Executive Officers," the only executive officers who received compensation in excess of $100,000 during the fiscal year ended October 29, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                  Long Term
                             Annual Compensation                 Compensation
                         ---------------------------           ----------------
                                                                    Awards
                                                               ----------------
                                                                  Securities
   Name and Principal    Fiscal                                   Underlying       All Other
        Position          Year  Salary ($) Bonus ($) Other     Options/SARs (#) Compensation ($)
   ------------------    ------ ---------- --------- ------    ---------------- ----------------
Lawrence Butler.........  2000   241,270    175,000      --        100,000           10,350(2)
 Chairman and             1999   220,375    112,875      --        120,000           11,322(2)
 Chief Executive
  Officer(1)              1998   170,208         --      --         80,000           11,700(2)

Robert C. Streiter......  2000   213,750    225,000      --        100,000           10,179(4)
 President and Chief
  Operating               1999   173,465    100,000   5,385(5)      50,000            6,375(6)
 Officer(3)               1998    76,924     37,500      --        100,000            2,308(6)

Steve E. Chupik.........  2000   123,150     50,000      --         15,000           10,633(7)
 Vice President--
  Administration          1999   111,666     36,000  24,994(5)      25,000            4,099(6)
                          1998   100,000         --      --          5,000            3,000(6)

Johnny J. Blanchard.....  2000   106,678     50,000   4,278(5)      10,000            4,264(6)
 Chief Financial Officer  1999   100,012     31,185      --         15,000            3,000(6)
                          1998    93,750         --      --             --            2,813(6)

--------
(1) On May 26, 1999, Mr. Butler became Chairman and Chief Executive Officer of the Company.

(2) Represents car allowance of $7,200 and 401(k) Employer Matching Contribution of $3,150 for fiscal 2000; represents car allowance of $7,200 and 401(k) Employer Matching Contribution of $4,122 for fiscal 1999; represents car allowance of $7,200 and 401(k) Employer Matching Contribution of $4,500 for fiscal 1998.
(3) Mr. Streiter joined Uni-Star Industries, Inc., a subsidiary of the Company, as President on March 23, 1998 and assumed the additional responsibility of President of Wakefield Engineering Inc., a subsidiary of the Company, on September 21, 1998. He became President and Chief Operating Officer of the Company on May 26, 1999.
(4) Represents car allowance and reimbursements of $5,679 and 401(k) Employer Matching Contribution of $4,500 for fiscal 2000.
(5) Represents accrued vacation payments.
(6) Represents 401(k) Employer Matching Contributions.
(7) Represents car allowance and reimbursements of $5,523, medical insurance waiver of $1,000 and 401(k) Employer Matching Contribution of $4,110 for fiscal 2000. Mr. Chupik became an officer within the meaning of Section 16 of the Exchange Act effective as of February 22, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

   The following table sets forth information regarding grants of stock options to the Named Executive Officers during the last fiscal year. No SARs were granted during the last fiscal year.

                                                                              Potential Realizable
                                                                            Value at Assumed Annual
                                      % of Options/                              Rates of Stock
                                       SARs Granted                         Appreciation for Option
                                       to Employees                                   Term
                         Options/SARs     during      Exercise   Expiration ------------------------
Name                       Granted    Fiscal Year(1) Price/Share  Date(2)   5% per year 10% per year
----                     ------------ -------------- ----------- ---------- ----------- ------------
Lawrence Butler.........    83,334         23.3%      $ 6.0000    4/17/05    $155,769     $356,306
                            16,666                      6.6000    4/17/05

Robert C. Streiter......    50,000         23.3%        9.4063    6/04/05     309,522      683,964
                            50,000                     13.0000    7/27/05

Steve E. Chupik.........    15,000          3.5%        6.5000    2/15/05      26,937       59,525

Johnny J. Blanchard.....    10,000          2.3%        9.4063    6/04/05      25,988       57,426

--------
(1) Aggregate for all fiscal year 2000 grants.
(2) The options are exercisable as to one-third of the shares one year after the date of the grant, an aggregate of two-thirds of the shares two years after the date of the grant and the remaining one-third of the shares three years after the date of the grant.

       Aggregated Option Exercises in Fiscal Year Ended October 29, 2000
                       and Fiscal Year End Option Values

   The following table sets forth information regarding each exercise of stock options during the fiscal year ended October 29, 2000 by the Named Executive Officers and the fiscal year-end value of unexercised options held by such persons.

                                                  Number of
                                                 Unexercised
                                               Options at FY-      Value Unexercised
                           Shares                  End (#)       In-the-Money Options
                         Acquired on   Value    Exercisable/           At FY-End
                         Exercise(#)  Realized  Unexercisable  Exercisable/Unexercisable
                         -----------  -------- --------------- -------------------------
Lawrence Butler.........    6,776(1)  $41,495  243,333/206,667   $1,666,709/$1,049,377
Robert C. Streiter......      -0-         -0-   88,344/161,666      712,921/   488,639
Steve E. Chupik.........    5,733      48,767    30,601/31,666      266,016/   206,348
Johnny J. Blanchard.....   19,056(2)  211,375     5,000/20,000       26,406/    63,749

--------
(1) Resulted from a cashless exercise, pursuant to the 1994 Plan, of options to purchase 100,000 shares.
(2) Resulted from the exercise pursuant to the 1994 Plan, of options to purchase an aggregate of 32,000 shares (of which 30,000 were a cashless exercise, pursuant to the 1994 Plan).

Employment Agreements

   Effective November 1, 2000, the Company and Mr. L. Butler entered into a three year employment agreement (the "Agreement"). Under the Agreement, Mr. Butler is entitled to a base annual salary of $260,000 for the first year of the term with annual reviews of such base salary by the Board of Directors. In addition, the Agreement provides for an annual bonus based on the Company's earnings from continuing operations before provision for income taxes.

   Effective November 1, 2000, the Company entered into a three year employment agreement, with Robert C. Streiter pursuant to which Mr. Streiter is to serve as President and Chief Operating Officer of the Company. Under the agreement, Mr. Streiter is entitled to a base annual salary of not less than $260,000 for the first year of the term with annual reviews of such base salary by the Board of Directors. In addition, the Agreement provides for an annual bonus based on the Company's earnings from continuing operations before provision for income taxes. The agreement provides that in the event of a change in control, Mr. Streiter may terminate the agreement. This agreement supercedes the Employment Agreement between the Company and Mr. Streiter effective March 23, 1999.

Compensation of Directors

   In 1998, the Company's Board of Directors and stockholders approved an amendment to the Company's 1994 Stock Option Plan to provide for the annual grant on the date of the Annual Meeting of Stockholders for the 1998, 1999 and 2000 fiscal years of options to purchase 10,000 shares to each director who is not an employee of the Company. In 2001, the Company's Board of Directors, subject to stockholder approval at this Meeting, approved an amendment to the Company's 1994 Stock Option Plan to provide for the annual grant of options to purchase 5,000 shares to each director who is not an employee of the Company, elected or reelected, at the Annual Meeting of Stockholders for the 2001 and 2002 fiscal years. Such Options, which are not Incentive Stock Options, are exercisable at the fair market value of Common Stock of the Company on the day of the Annual Meeting, vest one year from the date of the grant and are exercisable until the date that is the earlier of five years from the date of grant or 90 days after the Optionee ceases to be a director of the Company.

   The Company has agreed to issue to Richard E. Gormley, a nominee for election as a director at this Annual Meeting, options under the Company's 1994 Stock Option Plan to purchase 25,000 shares of Common Stock of the Company at an exercise price equal to the fair market value of a Common Share of the Company on the date Mr. Gormley is elected a director. The options will be exercisable in three equal installments on each of the first three annual anniversary dates of the grant of the options.

   In addition, beginning with the first meeting after the Annual Meeting, directors who are not employees of or consultants to the Company will be paid $1,000 for each meeting of the Board of Directors physically attended and $1,000 for each committee meeting physically attended. Directors who are officers of or consultants to the Company will not receive any additional compensation for serving on the Board of Directors or its committees.

Compensation Committee Interlocks and Insider Participation

   The Board has a Compensation Committee, which currently consists of Marshall
D. Butler, Donald Grierson and Frederic A. Heim. For services to the Company, Marshall Butler received compensation of $75,000 during the last fiscal year.

                         COMPENSATION COMMITTEE REPORT

   The Compensation Committee (the "Committee") of the Board of Directors consists of three directors, Marshall D. Butler, Frederic A. Heim and Donald K. Grierson. The Stock Option Committee which administers the Company's stock option plans consists of three directors, Donald K. Grierson, Kenneth Rind and Marshall D. Butler. Marshall Butler does not participate in any decisions regarding stock options granted to executive officers.

   The Compensation Committee approves the compensation for the CEO and the COO.

Compensation Policy for Executive Officers

   The Committee's policy is that the Company's executive officers should be paid a salary commensurate with their responsibilities, should receive short-term incentive compensation in the form of a bonus tied to the Company's earnings, and should receive long-term incentive compensation in the form of stock options.

   The policy with respect to salary of the executive officers, other than the CEO and COO, is that it should be in an amount approved by the CEO and COO, and the current salary of such executive officers are in the amount so recommended. The considerations entering into the determination by the CEO and COO of the salary for the named executive officers other than the CEO and COO, were the subjective evaluations of the ability and past performance of the executives and their judgment of the executive's potential for enhancing the profitability of the Company. In addition, the Committee's policy is that executive officers should receive short term incentive compensation in the form of bonuses targeted to the Company's earnings.

   Mr. Streiter's salary for the fiscal year ended October 29, 2000 was based upon the employment agreement between the Company and Mr. Streiter effective March 23, 1999. That employment agreement provided for a base salary of $200,000 , subject to annual review of such base salary, plus a bonus based upon the Company achieving certain approved targeted earnings. The Committee approved an increase in Mr. Streiter's base salary to $215,000 as of December 1, 1999. Effective November 1, 2000 the Company and Mr. Streiter entered into a new employment agreement which superceded the prior employment agreement and provides for a base salary of $260,000. See "Employment Agreements" on page 8.

   Bonuses for the executive officers were based upon the Company achieving certain targeted earnings and the executive's position and extent to which executive could contribute to the Company's performance.

   The Stock Option Committee's policy is generally to grant options to executives and other key employees under the Company's Stock Option Plans after consideration of the amounts recommended by the CEO and COO. The recommendations of the CEO and COO for option grants reflect the subjective judgement of the CEO and COO of the performance of employees and the potential benefit to the Company from the grant of this form of incentive compensation.

Compensation of the CEO in 2000

   For fiscal 2000, the Committee recommended increases to Mr. L. Butler's salary, to the annual rate of $242,681. His bonus was determined in accordance with a formula, based upon the Company's performance, applicable to all executives of the Company. Prior to determining Mr. Butler's compensation, the Committee reviewed compensation packages for chief executives in the electronics components manufacturing industry. The Committee believes that granting the chief executive officer with stock options best aligns his interests with those of the Company's stockholders. Effective November 1, 2000, the Company and Mr. Butler entered into an employment agreement which provides for a base salary of $260,000. See "Employment Agreements" on page 8.

                                          Marshall D. Butler
                                          Frederic A. Heim
                                          Donald K. Greirson

Performance Graph

   The graph below compares the cumulative total stockholder's return of the common stock of the Company for the last five years with the NASDAQ Composite Index and the Standard & Poor's Electronic Components and Parts Manufacturers. The graph assumes the value of the fixed investment was $100 on October 31, 1995, and that all dividends were reinvested.



                                    [CHART]

                                                               NASDAQ   Industry
      Measurement Date                                  Alpha Composite  Group
      ----------------                                  ----- --------- --------
      October 31, 1995.................................  100     100      100
      October 31, 1996.................................   46     118      146
      October 31, 1997.................................   44     154      191
      October 31, 1998.................................   17     171      251
      October 31, 1999.................................   51     286      375
      October 31, 2000.................................  100     325      448

                        MEETINGS OF BOARD AND COMMITTEES

   During the fiscal year ended October 29, 2000, the Board of Directors of the Company held six meetings. The Board of Directors has a standing Audit Committee. The members of the Audit Committee are Kenneth W. Rind, Chairman, who is not standing for reelection as a Director at this Annual Meeting, Donald
K. Grierson, and Frederic A. Heim. It is anticipated that Richard E. Gormley will be elected as a member of the Audit Committee at the Board of Directors meeting held after the Annual Meeting of Stockholders. See the Report of the Audit Committee below.

   The Board of Directors also has a standing Compensation Committee to assist the Board of Directors in reviewing the compensation levels of officers and directors of the Company. The current members of this committee are Marshall Butler, Donald Grierson and Frederic Heim. The Compensation Committee held two meetings in fiscal year 2000. The Board does not have a nominating committee.

   The Board of Directors has an Executive Committee, which has all authority of the Board of Directors to the extent permissible under Delaware General Corporation law. The Executive Committee consists of Marshall Butler and Lawrence Butler. During fiscal year 2000, the Executive Committee consulted with each other and management frequently. The Company has a Stock Option Committee, which is charged with the function of administering the Company's stock option plans. The members of the Stock Option Committee are Marshall Butler, Donald K. Grierson and Kenneth Rind. The Stock Option Committee met four times and acted by unanimous written consent two times during fiscal year 2000.

   Each director participated in more than 75% of the total number of Board of Directors' meetings and Board of Directors' committee meetings held during such director's tenure on the Board of Directors or committee, as the case may be, during the fiscal year ended October 29, 2000.

                             AUDIT COMMITTEE REPORT

   The Audit Committee of the Board reviews the results of the yearly audit with the independent accountants, reviews the Company's system of internal controls and procedures and where necessary, investigates matters relating to the audit functions. Each of the Audit Committee members satisfies the definition of independent director as established in the NASDAQ Listing Standards. The Board adopted a written charter for the Audit Committee on April 18, 2000, which is attached to this proxy statement as APPENDIX A. The Audit Committee met three times during fiscal 2000.

   The Audit Committee has reviewed the Company's audited consolidated financial statements for the year ended October 29, 2000 and discussed such statements with management and the Company's independent auditors Grant Thornton LLP. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

   The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees, as amended).

   The Audit Committee received from Grant Thornton LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended October 29, 2000, to be filed with the Securities and Exchange Commission.

                                          Kenneth W. Rind, Chairman
                                          Donald K. Grierson
                                          Frederic A. Heim

Audit and Related Fees

   Audit Fees. The Company paid $65,000 to Grant Thornton LLP, its independent auditors, for professional services rendered for the audit of the Company's 2000 financial statements and for review of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q for the first three fiscal quarters of fiscal 2000.

   Financial Information Systems Design and Implementation Fees. There were no fees paid by the Company to Grant Thornton LLP for professional services for financial information systems design and implementation fees rendered to the Company in fiscal 2000.

   All Other Fees. The Company paid $93,000 to Grant Thornton LLP for services other than those described above, including consultation on divestitures of subsidiaries, the rights offering and the purchase of the National Northeast business and related financing.

   The Audit Committee has considered whether the provision of the services described above under the headings "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining Grant Thornton LLP's independence and determined that it is.

ITEM 2--APPROVAL OF AMENDMENTS TO THE 1994 STOCK OPTION PLAN

   At the Meeting, stockholders will be asked to approve amendments to the Company's 1994 Stock Option Plan (the "Plan") (i) to increase the number of Shares subject to the Plan from 1,625,000 to 2,075,000; (ii) to set the maximum number of shares as to which options may be granted to any one individual under the Plan during any calendar year at 250,000 and (iii) to provide for the automatic grant of options to purchase 5,000 shares to non-employee directors elected or reelected at the 2001 and 2002 Annual Meetings of Stockholders. There are currently options to purchase 1,401,551 shares outstanding under the Plan including options to purchase 338,500 shares granted subject to approval by stockholders of the amendments to the Plan at this Annual Meeting. After stockholder approval of amendments to the Plan at this Annual Meeting, 124,199 will be available for grant. The Company's Board of Directors approved amendments to the Plan on August 21, 2000 and February 14, 2001 to increase the aggregate number of shares subject to the Plan to 2,075,000. In addition, in April, 2001, the Board approved an amendment to the Plan, subject to Stockholder approval at this meeting, providing for options to purchase 5,000 Shares to be automatically granted to non-employee directors at the Annual Meetings to be held in 2001 and 2002 and setting the maximum number of shares as to which options may be granted to any one individual under the Plan during any calendar year at 250,000.

Summary of the Plan

   The following summary of the Plan is not intended to be complete, and is qualified in its entirety by reference to the Amended and Restated Plan itself, a copy of which is attached hereto as Appendix B.

   The primary purpose of the Plan is to provide a continuing, long-term incentive to certain employees, directors and consultants of the Company and its subsidiaries so that the Company will be able to attract and retain qualified personnel and provide such individuals with a sense of proprietorship and personal involvement in the development and financial success of the Company. Options granted to employees under the Plan may be either incentive stock options, within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), ("Incentive Stock Options") or options which do not constitute Incentive Stock Options. Options granted to non employee directors and consultants under the Plan will be Options which do not constitute Incentive Stock Options. The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") nor is it a qualified plan under Section 401(a) of the Code. See "FEDERAL INCOME TAX CONSEQUENCES."

Administration

   The Plan is administered by a Committee (the "Committee") appointed by the Board of Directors (the "Board") consisting of not less than two non-employee members of the Board within the meaning of Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code. The interpretations and constructions by the Committee of any provisions of the Plan and of Options granted thereunder, and such determinations of the Committee as it deems appropriate for the administration of the Plan and of Options granted thereunder, are final and conclusive on all persons having any interest thereunder.

   The Committee has the authority, in its discretion and subject to the express provisions of the Plan, to determine the individuals to receive Options, the time when they will receive such Options, the purchase price and the number of Shares which will be subject to each Option, and the other terms and provisions of the respective Options (which need not be identical).

Eligibility and Extent of Participation

   Options may be granted only to employees, consultants and directors of the Company and its subsidiaries. Incentive Stock Options may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) of the Company at the time the Option is granted; provided, however, that Options which do not constitute Incentive Stock Options may be granted to individuals who are consultants or directors of the Company or any such parent or subsidiary corporation. As of March 15, 2001, approximately 528 individuals were eligible to receive Options, and Options were held by 46 individual(s) under the Plan. The maximum number of shares as to which options that may be granted to any one individual under the Plan during any calendar year may not exceed 250,000. Subject to the terms of the Plan, the Committee has full and final authority to determine the persons who are to be granted Options under the Plan and the number of Shares subject to each Option.

   Under the Amended and Restated Plan, directors who do not serve as officers or employees of the Company or any of its subsidiaries, automatically received options to purchase 10,000 Shares at the Annual Meetings held in 1998, 1999 and 2000 and, subject to approval of the stockholders at this Annual Meeting, automatically will receive options to purchase 5,000 shares at the Annual Meeting to be held in 2001 and 2002. Such options vest one year from the date of grant, are exercisable at the fair market value on the date of grant and expire on the date that is the earlier of (x) five years from the date of grant or (y) 90 days after the optionee ceases serving as a director of the Company.

Purchase Price and Exercise of Options

   The purchase price for each Share issuable upon exercise of an Option shall be determined by the Committee but for Incentive Stock Options shall not be less than 100% of the fair market value of such Share on the date the Option is granted, except that no Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual beneficially owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of the grant. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock options plans of the Company and its parent and subsidiary corporations exceeds $100,000, such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee may authorize the purchase price to be paid in whole, or in part, by delivery of shares of the Company's Common Stock having a fair market value equal to the option exercise price.

   An Option may be exercised in such amounts and at such times as may be determined by the Committee at the time of grant of such Option. To the extent that an Option is not exercised within the period of exercisability fixed by the Committee, it will expire as to the then unexercised part.

   The last sale price of a Share reported on the NASDAQ National Market on March 30, 2001 was $5.81 per share.

Expiration and Transfer of Options

   Options are non-transferable, except by will or by the laws of descent and distribution. During the lifetime of each Option holder, only he may exercise his Option.

Adjustment of Shares

   If any change is made in the Shares subject to the Plan, or subject to any Option granted under the Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of Shares, rights offerings, change in the corporate structure of the Company, or otherwise, such adjustment shall be made as to the maximum number of Shares subject to the Plan, and the number of Shares and prices per share of stock subject to outstanding Options as the Committee may deem appropriate.

   The Amendments to the Plan are effective upon the date of their adoption by the Board, provided they are approved by the stockholders of the Company at the Annual Meeting. Except with respect to Options then outstanding, the Plan terminates on September 12, 2004, after which no further Options shall be granted.

Amendments to and Termination of the Plan

   The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee; and provided, further, that (i) the Board may not make any alteration or amendment which would decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3 and (ii) the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive Options under the Plan or extend the term of the Plan, without the approval of the stockholders of the Company.

                        FEDERAL INCOME TAX CONSEQUENCES

   The following summary of the Federal income tax consequences of the grant and exercise of Options, and the disposition of Shares purchased pursuant to the exercise of Options, is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it deal with state and local tax considerations.

Incentive Stock Options

   The following is a discussion of the Federal income tax treatment accorded to Incentive Stock Options.

   No taxable income will be recognized by the Option holder at the time of a grant or exercise of an Option. The excess of the fair market value of the Common Stock over the option price at the date of exercise of an Option is an adjustment for purposes of computing the alternative minimum tax under section 55 of the Code.

   If the requirements of Section 422A of the Code are met by the Option holder (including the requirement that no disposition of such Shares is made by the Option holder for more than two years after the grant of the Option and for more than one year after the exercise of such Option), then any gain or loss realized by the Option holder upon disposition of such Shares will be treated as long-term capital gain or loss (assuming such Shares are held as a capital asset by the Option holder). If the requirements of section 422A of the Code are met, the Company will not be entitled to any deduction for Federal income tax purposes as a result of the issuance of such Shares pursuant to the exercise of the Option. If Shares acquired on exercise of an Option are disposed of prior to the expiration of either of the required holding periods described above (a "disqualifying disposition"), the Option holder will recognize ordinary income in the year in which the disposition of such Shares occurs. The amount of such ordinary income will be the excess of
(a) the lower of the amount realized on disposition of such Shares or the fair market value of such Shares on the date of exercise of such Option, over (b) the exercise price. In addition, long-term capital gain may be recognized by the Option holder (assuming such Shares are held as a capital asset for more than twelve months by the Option holder) in an amount equal to the excess of the amount realized on the disqualifying disposition over the sum of the exercise price and the ordinary income recognized by the Option holder. The Company (or the employer of the Option holder) will ordinarily be entitled to a deduction for Federal income tax purposes at the time of the disqualifying disposition in an amount equal to the ordinary income recognized by the Option holder.

   If an Option is exercised by the estate of an Option holder, the holding periods do not apply, and the estate will not recognize any ordinary income when it disposes of the Shares acquired upon the exercise of such Option. The estate, however, may recognize long-term capital gain, and the Company will not be entitled to any deduction for Federal income tax purposes.

Non-Incentive Options

   No tax obligation will arise for the optionee or the Company upon the granting of either incentive stock options or non-qualified stock options under the Plan. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the stock acquired over the exercise price of the option. Thereupon, the Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by an optionee on disposition of the shares generally will be capital gain or loss to the optionee and will not result in any addition tax deduction to the Company.

   THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE
                                     PLAN.

   Set forth below is information with respect to all options that have been granted under the Plan:

                                                                      Options
                                                                    Granted (1)
Name                                                                    (#)
----                                                                -----------
Lawrence Butler....................................................    595,000
 Chairman and Chief Executive Officer
Marshall Butler....................................................    200,000
 Non-Employee Director
Robert C. Streiter.................................................    350,000
 President
Steve E. Chupik....................................................     60,800
 Vice President Administration
Johnny Blanchard...................................................     68,000
 Chief Financial Officer
Kenneth Rind(2)....................................................     90,000
 Non-Employee Director
Donald K. Grierson(2)..............................................     30,000
 Non-Employee Director
Frederic Heim(2)...................................................     30,000
 Non-Employee Director
Richard E. Gormley(2)(3)...........................................         --
 Nominee as Non-Employee Director
All Executive Officers as a Group (4 in number)....................  1,073,800
All Current Non-Executive Directors as a Group (4 in number)(2)....    350,000
All Non-Executive Officer Employees................................  1,018,750

--------
(1) Includes all options granted under the plan regardless of whether exercised, cancelled or outstanding.
(2) Does not include options to purchase 5,000 shares to be issued to non-employee directors on the date of the 2001 Annual Meeting if stockholders approve the amendments to the 1994 Plan.)
(3) Upon his election as a director, the Company has agreed to grant Mr. Gormley options to purchase 25,000 shares.

                          FILINGS UNDER SECTION 16(a)

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and holders of more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. Other than Lawrence Butler and Marshall Butler, the Company is not aware of any beneficial owner of more than ten percent of its Common Stock.

   Based on a review of the copies of Forms 3, 4 and 5 furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and ten percent holders were complied with in a timely manner during fiscal year 2000.

                  THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

   Grant Thornton LLP was appointed the Company's independent public accountants for fiscal 2000 and it is currently the Company's independent public accountants. A representative of Grant Thornton LLP is expected to be present at the 2001 Annual Meeting of Stockholders, and will be available to answer appropriate questions, and will have an opportunity to make a statement if such representative should desire.

   Effective October 8, 1999, the Company engaged Grant Thornton LLP as the principal accountant to audit the Company's financial statements for the fiscal year ending October 31, 1999. The decision to change accountants was approved by the Board of Directors of the Company. The Company's previous certifying accountant was Arthur Andersen LLP.

   The Report of Arthur Andersen LLP on the financial statements of the Company for the 1998 fiscal year did not contain an adverse opinion or disclaimer of opinion nor was it modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, during the 1998 fiscal year and the subsequent interim period through October 8, 1999 which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement(s) in connection with its Report.

   Prior to its engagement as the Company's independent accountant, Grant Thornton LLP had not been consulted by the Company either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's financial statements.

   Each of Arthur Andersen LLP and Grant Thornton LLP has informed the Company that it does not believe the statements made in this Proxy Statement by the Company with respect to the change in accountants is incorrect or incomplete.

                                 OTHER BUSINESS

   The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their best judgment.

   The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please complete, sign and date the enclosed form of proxy and return it in the enclosed envelope.

Stockholder's Proposals

   From time to time stockholders present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting. Stockholders who intend to present proposals at the 2002 Annual Meeting, and who wish to have such proposals included in the Company's Proxy Statement for the 2002 Annual Meeting, must be certain that such proposals are received by the Company's Secretary at the Company's executive offices, 11990 San Vicente Boulevard, Suite 350, Los Angeles, California 90049 not later than December 9, 2001. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement. Stockholders who intend to present a proposal at the 2002 Annual Meeting but who do not wish to have such proposal included in the Company's Proxy Statement for such meeting must be certain that notice of such proposal is received by the Company's Secretary at the Company's executive offices not later than February 16, 2002.

                                          By Order of the Board of Directors,
                                          /s/ Lawrence Butler
                                          Lawrence Butler,
                                          Chairman and Chief Executive Officer

Dated: April 10, 2001

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 29, 2000 WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: INVESTOR RELATIONS, ALPHA TECHNOLOGIES GROUP, INC., 1155 DAIRY ASHFORD, SUITE 216, HOUSTON, TX 77079.

                                                                      APPENDIX A

                         ALPHA TECHNOLOGIES GROUP, INC.
                            AUDIT COMMITTEE CHARTER
                Adopted by Board of Directors on April 18, 2000

Organization

   There shall be a committee of the Board of Directors of Alpha Technologies Group, Inc. ("Alpha" or the "Company") to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the Management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgement as a committee member.

   In compliance with the rules issued by Nasdaq, the following guidelines will be considered in determining whether a director is independent of management. A director will not be considered "independent" if, among other things, a director has:

  . been employed by the Company or its affiliates in the current or past three years;

  . accepted any compensation from the Company of its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

  . an immediate family member who is, or has been in the past three years, employed by the Company or its affiliates as an executive officer;

  . been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the Company's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

  . been employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

Statement of Policy

   The Audit Committee shall provide assistance to the Company's directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

Responsibilities

   In carrying out its responsibilities, the Audit Committee believes its policies and the procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the Company's accounting and reporting practices are in accordance with all requirements and are of the highest quality. In carrying out these responsibilities, the Audit Committee will:

  . Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

  . Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year, proposed review procedures for the quarterly financial statements and the review and audit procedures to be utilized, and at the conclusion thereof review each audit and quarterly review (prior to the filing of the Company's Form 10Q), including any comments or recommendations of the independent auditors.

  . Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review Company policy statements to determine their adherence to the code of conduct.

  . Review the internal review function of the Company including the independence and authority of its reporting obligations, the proposed review plans for the coming year and the coordination of such plans with the independent auditors.

  . Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

  . Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

  . Review accounting and financial human resources and succession planning within the company.

  . Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

  . Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgement, that is appropriate.

                                                                      APPENDIX B

                         ALPHA TECHNOLOGIES GROUP, INC.
                             1994 STOCK OPTION PLAN
                            AS AMENDED AND RESTATED
                              AS OF APRIL 4, 2001

I. PURPOSE OF THE PLAN

   The ALPHA TECHNOLOGIES GROUP, INC. 1994 STOCK OPTION PLAN as amended and restated, (the "Plan"), is intended to provide a means whereby certain employees, consultants and directors of ALPHA TECHNOLOGIES GROUP, INC., a Delaware corporation (the "Company"), and its subsidiaries may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, the Company may grant to certain employees, consultants and directors ("Optionees") the option ("Option") to purchase shares of the common stock of the Company ("Stock"), as hereinafter set forth. Options granted to employees under the Plan may be either incentive stock options ("Incentive Stock Options"), within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not constitute Incentive Stock Options. Options granted to consultants and non-employee directors under the Plan will be Options which do not constitute Incentive Stock Options.

II. ADMINISTRATION

   The Plan shall be administered by a committee (the "Committee") of, and appointed by, the Board of Directors of the Company (the "Board"), and the Committee shall be (a) comprised solely of two or more outside directors (within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder), and (b) constituted so as to permit the Plan to comply with Rule 16b-3, as currently in effect or as hereinafter modified or amended ("Rule 16b-3"), promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Committee shall have authority to select the Optionees from among those individuals eligible hereunder and to establish the number of shares which may be issued under each Option; provided, however, that, notwithstanding any provision in the Plan to the contrary, the maximum number of shares that may be subject to Options granted under the Plan to an individual Optionee during any calendar year may not exceed 250,000 (subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to shares of Stock subject to Options then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced. In selecting the Optionees from among individuals eligible hereunder and in establishing the number of shares that may be issued under each Option, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in selecting the Optionees, in establishing the number of shares which may be issued under each Option and in construing the provisions of the Plan shall be final.

III. OPTION AGREEMENTS

   (a) Each Option shall be evidenced by a written agreement between the Company and the Optionee ("Option Agreement") which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option

Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Stock or a combination of cash and shares of Stock equal in value to the excess of the fair market value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe; provided, that, except as provided in Subparagraph VIII(c) hereof, the Committee shall retain final authority (i) to determine whether an Optionee shall be permitted, or (ii) to approve an election by an Optionee, to receive cash in full or partial settlement of Stock Appreciation Rights. Moreover, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a fair market value equal to such option price.

   (b) For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the last reported sales price of the Stock (i) reported by the National Market System of NASDAQ on that date or
(ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such price of the Stock is so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

   (c) Each Option and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative.

IV. ELIGIBILITY OF OPTIONEE

   (a) Incentive Stock Options may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) of the Company at the time the Option is granted; provided, however, that Options which do not constitute Incentive Stock Options may be granted to individuals who are consultants or directors (but not also employees) of the Company or any such parent or subsidiary corporation. Options may be granted to the same individual on more than one occasion. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.

   (b) On the day of the Annual Meeting of Shareholders held in 1998, 1999 and 2000, each person elected or re-elected as a director who is also not an employee of the Company or any of its subsidiaries shall be granted Options to purchase 10,000 shares of Stock. On the day of the Annual Meeting of Shareholders held in 2001 and 2002, each person elected or re-elected as a director who is not an employee of the Company or any of its Subsidiaries shall be granted Options to purchase 5,000 shares of Stock. Such Options, which will not be Incentive Stock Options, shall be exercisable at the fair market value of stock on the day of the Annual Meeting, shall vest one year from the date of grant and shall be exercisable until the date that is the earlier of five years from the date of grant or 90 days after the Optionee ceases to be a director of the Company.

V. SHARES SUBJECT TO THE PLAN

   The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 2,075,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan to the extent permitted under Rule 16b-3. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to shares of Stock subject to Options then outstanding.

   Exercise of an Option in any manner, including an exercise involving a Stock Appreciation Right, shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised.

   Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

VI. OPTION PRICE

   The exercise price of Stock issued under each Option shall be determined by the Committee, but in the case of an Incentive Stock Option, such exercise price shall not be less than the fair market value of Stock subject to the Option on the date the Option is granted.

VII. TERM OF PLAN

   The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within twelve months thereafter. Notwithstanding any provision in this Plan or in any Option Agreement, no Option shall be exercisable prior to such stockholder approval.

   Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph IX, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the date of its adoption by the Board, which such date is September 12, 2004.

VIII. RECAPITALIZATION OR REORGANIZATION

   (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

   (b) The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the exercise price per share shall be proportionately increased.

   (c) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option. If (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), no later than (a) ten days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty days after a change of control of the type described in Clause
(iv), the Committee, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Options held by any individual Optionee: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate,
(2) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Optionee an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares, (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or
(4) provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option.

   (d) For the purposes of clause (2) in Subparagraph (c) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

   (e) Any adjustment provided for in Subparagraphs (b) or (c) above shall be subject to any required stockholder action.

   (f) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the exercise price per share.

IX. AMENDMENT OR TERMINATION OF THE PLAN

   The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee; and provided, further, that (i) the Board may not make any alteration or amendment which would decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3 and (ii) the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive Options under the Plan or extend the term of the Plan, without the approval of the stockholders of the Company.

X. SECURITIES LAWS

   (a) The Company shall not be obligated to issue any Stock pursuant to any Option granted under the Plan at any time when the offering of the shares covered by such Option have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

   (b) It is intended that the Plan and any grant of an Option made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-
3. If any provision of the Plan or any such Option would disqualify the Plan or such Option under, or would otherwise not comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3.

XI. APPROVAL OF AMENDED AND RESTATED PLAN

   The Amended and Restated Plan was approved by the Company's Board and by the shareholders at the Company's Annual Meeting of Shareholders held on May 17, 2001.

                         ALPHA TECHNOLOGIES GROUP, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                  MAY 17, 2001

     The Undersigned hereby appoints Marshall D. Butler and Lawrence Butler, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote as designated on the reverse side, all shares of Common Stock, $.03 par value, of Alpha Technologies Group, Inc. (the "Company") held of record by the undersigned as of the close of business on March 28, 2001 at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m. on May 17, 2001, at 750 Lexington Avenue, 27th Floor, New York, NY 10022, and at any adjournments or postponements thereof. Any and all proxies heretofore given are hereby revoked.

     WHEN PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR, AND FOR THE PROPOSAL TO AMEND THE 1994 STOCK OPTION PLAN, AND AS SET FORTH IN THE PROXY STATEMENT, WILL BE VOTED IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN IN CONNECTION WITH ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR SUCH NOMINEES AND FOR THE PROPOSAL TO AMEND THE 1994 STOCK OPTION PLAN.
                                                                  --------------
                                                                   SEE REVERSE
      CONTINUED AND TO BE SIGNED ON REVERSE SIDE                       SIDE
                                                                  --------------

[X]  Please mark votes as in this example.


1. ELECTION OF DIRECTORS TO A ONE-YEAR TERM.              2.  APPROVAL OF AMENDMENTS TO 1994 STOCK OPTION PLAN.

NOMINEES: Marshall D. Butler, Lawrence Butler,            [ ] FOR    [ ] AGAINST  [ ] ABSTAIN
Richard E. Gormley, Donald K. Grierson,
Frederic A. Heim and Robert C. Streiter                   PROXIES NOT MARKED WILL BE VOTED FOR THE PROPOSAL TO AMEND THE 1994 STOCK
                                                          OPTION PLAN.
PROXIES NOT MARKED TO WITHHOLD AUTHORITY WILL
BE VOTED FOR THE ELECTION OF ALL NOMINEES
WHOSE NAMES ARE NOT WRITTEN ON THE LINE BELOW.            IMPORTANT:  Signatures should correspond exactly with the name(s)
                                                          as they appear on the stock record books of the Company.  Each joint
[ ] FOR ALL NOMINEES  [ ] WITHHELD FROM ALL NOMINEES      owner shall sign.  Executors, administrators, trustees, etc. should give full title.

[ ] ________________________________________
    For all nominees except as noted above                Signature:_________________________________ Date:________________________

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.          Signature:_________________________________ Date:________________________